CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

EXECUTION COPY

Exhibit 99.3

NOTE PURCHASE AGREEMENT

BANK OF AMERICA DTC PROGRAM

BANK OF AMERICA, N.A.

This Note Purchase Agreement (“Agreement”), by and between BANK OF AMERICA, N.A. ("Program Lender"), a national banking association organized under the laws of the United States and having a principal office located at 100 North Tryon Street, Charlotte, North Carolina, and THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation having a principal place of business at 30 Little Harbor, Marblehead, Massachusetts (“FMC”), is amended and restated in full as of April 1, 2006 (“Effective Date”);

W I T N E S S E T H:

WHEREAS, Program Lender is in the business of making education loans under education lending programs, including, without limitation, the Bank of America DTC Program (as defined in Section 1); and

WHEREAS, FMC exists to provide funds for education loans for the benefit of students at Participating Institutions (as defined in Section 1); and

WHEREAS, in order to facilitate funding of Bank of America DTC Loans (as defined in Section 1), Program Lender has agreed to sell, from time to time, pools containing Bank of America DTC Loans originated by Program Lender to FMC or a Purchaser Trust (as defined in Section 1); and

WHEREAS, the Bank of America DTC Loans are made by Program Lender and purchased by FMC on the condition that they qualify for and in fact are covered by a guaranty issued by The Education Resources Institute, Inc. (“TERI”).

WHEREAS, the Program Lender and FMC are parties to a Note Purchase Agreement dated as of June 30, 2003, as amended to date (the “Original Note Purchase Agreement”). The parties desire to amend, restate and replace in full the Original Note Purchase Agreement with this Agreement.

NOW, THEREFORE, in consideration of these presents and the covenants contained herein, the parties hereto hereby agree as follows:

I. Definitions. Capitalized terms used herein without definition have the meanings set forth in the Program Guidelines.

“Affiliate” shall mean, as to any person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. A person shall be deemed to control another person if the controlling person possesses, directly or indirectly, the power to direct or to cause the direction of the management and policies of the other person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means U.S. Bank, N.A., or a successor agent under the Deposit and Security Agreement.

“Ambac” means Ambac Assurance Corporation.

“BAGEL Note Purchase Agreement” shall mean the agreement of same name between FMC and Program Lender dated as of April 30, 2001.

“BAGEL Seasoned Loans” shall mean all loans that fall within the definition of “Seasoned Loan” as set forth in the BAGEL Note Purchase Agreement.

“Bank of America DTC Loans” shall mean Loans (a) made in accordance with and conforming to the requirements of the Program Guidelines at the time the Loans were made, (b) serviced by the Servicer in accordance with the Program Guidelines, (c) covered by and subject to all the benefits of the Guaranty Agreement, and (d) marketed with the Education Maximizer Mark.

“Bank of America DTC Loan Pool” or “Pool” shall mean and refer to a group of Bank of America DTC Notes purchased and pledged or intended to be purchased and pledged as collateral in a particular Securitization Transaction.

“Bank of America DTC Notes” shall mean notes or other forms of consumer debt instruments, evidencing Bank of America DTC Loans.

“Bank of America DTC Program” shall mean the Bank of America DTC Loan Program described in the Program Guidelines.

“Bond Insurer” means Ambac, MBIA, or any other provider of credit insurance or note insurance with respect to the obligations of the Purchaser Trust.

“Business Day” shall mean any day other than: (a) a Saturday or Sunday, or (b) a day on which national banking institutions in the State of North Carolina are required or authorized by law or executive order to be closed.

“Co-lender Indemnification Agreement” means the form of Agreement attached hereto as Exhibit C.

“Collateral” has the meaning set forth in the Deposit and Security Agreement.

“Deposit and Security Agreement” means the agreement of that name among

Program Lender, Agent, FMC and TERI dated as of June 30, 2003.

“Depositor” shall mean the depositor, as such term is defined in Regulation AB, with respect to a Securitization Transaction.

“Education Maximizer Mark” shall mean the Education Maximizer mark owned by the Program Lender and licensed to FMC under the Education Maximizer License Agreement.

“Education Maximizer License Agreement” shall mean the license agreement between FMC and Program Lender as defined in the Umbrella Agreement.

“First Marblehead” or “FMC” shall mean The First Marblehead Corporation, a Delaware corporation.

“First Payment Date” means the date when the first monthly payment is due with respect to a particular Bank of America DTC Loan.

“Guaranty Agreement” means the Guaranty Agreement between Program Lender and TERI dated June 30, 2003, as it may be amended from time to time.

“Market Disruption Event” means any of the following: (a) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system; (b) any banking moratorium declared by federal, Massachusetts, or New York authorities or authorities of the state in which Program Lender is headquartered; (c) any outbreak or escalation of major hostilities or armed conflict, or any declaration of war by Congress; (d) any change in federal or state law or regulations that disrupts the functioning of the capital markets; (e) the closing of the market for commercial paper or asset-backed securities or significant disruption in the functioning of those markets, if, in the reasonable judgment of FMC, the effect of any such event in (a) - (e) above materially affects FMC’s ability to economically complete a Securitization Transaction; or (f) the occurrence of a TERI Insolvency Event.

“MBIA” means MBIA Insurance Corporation.

“Minimum Purchase Price” has the meaning set forth in Section 2.04.

“Loan Origination Agreement” refers to the Loan Origination Agreement, dated as of June 20, 2003, with respect to origination of Bank of America DTC Loans, as amended from time to time.

  “Origination Records” means and refers to the original Bank of America DTC Loan Application and Note, a form of cosigner notice when required under 16 C.F.R. § 444, and any other standardized documentation specified from time to time in the Program Guidelines as required to be received by the Servicer from the Program Lender in order to service Bank of America DTC Loans adequately and accurately.

“Participating Institution” means an educational institution approved by TERI for receipt of Bank of America DTC Loan funds.

“PHEAA” shall mean the Pennsylvania Higher Education Assistance Agency, a public corporation and government instrumentality organized under the laws of the Commonwealth of Pennsylvania, and having an address at 1200 North Seventh Street, Harrisburg, PA 17102.

“Pledged Account” has the meaning set forth in the Deposit and Security Agreement.

“Program Guidelines” means Appendix E to the Program Manual (as defined in the Umbrella Agreement.

“Purchase Date” shall mean (a) the date of consummation of a Securitization Transaction with respect to a particular Pool of Seasoned Loans originated by Program Lender, which date: (i) shall be set by written notice from FMC to Program Lender, given to Program Lender not less than five (5) Business Days in advance of the specified date, and (ii) shall occur [**] (including any extension thereof) for each loan in such Pool in question, or (b) the date on which FMC or a designee Purchaser Trust purchases a Bank of America DTC Loan during the Right of First Refusal Period.

“Purchase Period” means, with respect to any particular Bank of America DTC Loan, the period beginning on the first date such loan becomes a “Seasoned Loan” and ending [**] days thereafter, as same may be extended pursuant to the terms of this Agreement; provided, however, for loans in pricing tiers [**] on Schedule 3.3 to the Guaranty Agreement, Purchase Period means, with respect to any such loan, the period beginning on the first date such loan becomes a Seasoned Loan and ending [**] days thereafter.

“Purchaser Trust” shall mean and refer to a trust or other SPE formed or sponsored by FMC or by any Affiliate of FMC for the purpose of purchasing, directly or indirectly, Bank of America DTC Loans. Any action required or permitted to be taken by FMC hereunder may be taken by a Purchaser Trust with respect to a particular Pool, and FMC may assign its rights hereunder to a Purchaser Trust without the consent of the Program Lender. If FMC elects to finance the purchase of such Loans on an interim basis by using an SPE or any other temporary financing vehicle as an interim holder, (i) the term Purchaser Trust shall include both such interim holder and any other SPE to whom the Loans are ultimately transferred in a Securitization Transaction; and (ii) the representations, warranties and indemnities made by the Program Lender to FMC hereunder shall pass directly to both the interim holder and the ultimate purchaser SPE.

“Rating Agencies” shall mean and refer to Standard and Poor's Corporation and/or Moody's Investors Service, Inc., and/or Fitch Investors Services.

“Regulation AB” means Subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended form time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“Right of First Refusal Period” means for a Bank of America DTC Loan, the earlier of (i) [**] days after expiration of the relevant Purchase Period or (ii) [**] days after notice that a bona fide written offer has been received by Program Lender under Section 2.02 with respect to such Bank of America DTC Loan, provided that no such notice may be given until after expiration [**].

“Seasoned Loan” means a Bank of America DTC Loan as of fifteen (15) days after completion of all scheduled disbursements on the Bank of America DTC Loan, but shall exclude any loan disbursed by paper check if the paper check has not yet been paid by the drawee. In the event a disbursement check is paid by the drawee more than thirty (30) days after it is written, the loan shall become a Seasoned Loan on the date of such payment. For purposes of computation of the Minimum Purchase Price, the term also includes defaulted Bank of America DTC Loans not yet purchased by TERI.

“SEC” shall mean the Securities and Exchange Commission.

“Securitization Costs” means the actual costs and expenses incurred by FMC, the Purchaser Trust, and all others entitled to payment for expenses by the Purchaser Trust or FMC, in connection with a Securitization Transaction including, without limitation, the following:

(Structuring and Origination Fees; Copy/Binding Costs)
(Underwriting Expenses)
(Rating Fee)
(Owner Trustee and Indenture Trustee Transaction and First Year Fees; Expenses)
(Counsel for Indenture Trustee)
(Counsel for FMC)
(Servicer Auditor)
(Bond Insurer)

“Securitization Transaction” shall mean and refer to the purchase of a Pool of Seasoned Loans by FMC or a Purchaser Trust funded through the issuance and sale of commercial paper, certificates, bonds or other securities or evidences of indebtedness, the repayment of which is supported by payments on the Seasoned Loans included in such Pool. A Securitization Transaction may include, without limitation, a continuing series of transactions occurring on a periodic basis in which Program Lender makes a sale of then-outstanding Seasoned Loans to a Purchaser Trust, which Purchaser Trust in turn either utilizes the Pool directly as collateral for its own debt or resells the Pool (in whole or in part) in further sales to a securitization conduit providing financing to the Purchaser Trust or to another Purchaser Trust that issues financial instruments.

“Servicer” shall mean and refer to PHEAA, or such other servicer as may be approved by FMC and TERI and retained by the holder of Bank of America DTC Loans in accordance with the terms hereof and of the Guaranty Agreement.

“Servicing Agreement” refers to: (a) the Servicing Agreement entered into between Servicer and Program Lender with respect to servicing of Bank of America DTC Loans, as amended from time to time, and (b) any subsequent servicing agreement between Program Lender and the Servicer governing servicing of Bank of America DTC Loans purchased under this Agreement, in either case such agreement and any amendment thereto to be satisfactory in form and substance to FMC and its counsel.

“SPE” means a special purpose entity formed and operated for the purpose of acting as purchaser and owner of Bank of America DTC Loans and other education loans.

“TERI Insolvency Event” means (1) the commencement by TERI of a voluntary petition under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, (2) the consent by TERI to the appointment of or taking possession by a receiver, liquidator, trustee, custodian (or other similar official) of or for TERI or for any substantial part of its property, (3) the making by TERI of any assignment for the benefit of creditors, (4) the insolvency or the failure of TERI generally to pay its debts as such debts become due, (5) the downgrading of TERI’s credit worthiness below the rating on January 2, 2003 or the placement of a negative watch on TERI by one of the Rating Agencies, or (6) a default under one or more Guaranty Agreements to which TERI is a party because of a failure to pay claims, or the taking of action by TERI in furtherance of any of the foregoing.

“Term” shall mean the period commencing on the Effective Date hereof and ending upon termination hereof, all as set forth in Article X.

“Total Principal Amount” means the total principal amount of Seasoned Loans available to be sold and purchased from Program Lender plus the total principal amount of all BAGEL Seasoned Loans available to be sold and purchased from Program Lender.

“Trust Agreement” means, with respect to any particular Securitization Transaction, the agreement pursuant to which a Purchaser Trust is formed.

“Trust Indenture” means, with respect to any particular Securitization Transaction, the agreement pursuant to which FMC or a Purchaser Trust issues evidences of indebtedness secured by the payments on the related Bank of America DTC Loans.

“Umbrella Agreement” shall mean that certain agreement of same name between Program Lender and FMC of even date.

II. Agreement for Purchase and Sale of Notes.

2.01. Purchase and Sale.

[**] during the Term of this Agreement and subject to the conditions set forth herein, Program Lender shall sell to FMC or a designee Purchaser Trust, and FMC or such Purchaser Trust shall purchase, every Seasoned Loan owned by Program Lender on the Purchase Date.

2.02. Pre-Closing Information; FMC Purchase.

 (a) Loan Information. Program Lender will cause Servicer to inform FMC periodically of information reasonably requested by FMC in anticipation of a Securitization Transaction, including, without limitation, the number of Seasoned Loans ready for purchase, the amount of paid and unpaid principal and accrued interest with respect to each such Seasoned Loan, payment status (including defaulted loans presented for guaranty payment), and the identity of Participating Institutions affected by the Securitization, together with the information contained in PHEAA's MR-50 and MR-53 reports and TERI's weekly origination report, which reports shall be provided in electronic media in the Servicer's or TERI's standard format. FMC hereby agrees and covenants to hold information contained in the reports confidential and only use such information in accordance with Section 6 of the Umbrella Agreement.

(b)  Purchase Scheduling. FMC will [**] specify Purchase Dates that fall within each November and each June, but in any event will, subject to Sections 2.02(d) and 3.01(b), purchase or cause a Purchaser Trust to purchase [**] all of the Seasoned Loans held by Program Lender prior to the expiration [**] for any loan in the Pool (i.e., at least once every [**]). FMC shall have the sole and exclusive right to purchase such Seasoned Loans [**], which right may be assigned to one or more Purchaser Trusts. FMC may reschedule the Purchase Date without penalty of any kind, provided that the Purchase Date occurs prior to [**] (i.e., before any Seasoned Loan then held by Program Lender has been seasoned for [**]. The [**] with respect to any Seasoned Loan may be extended due to lack of volume as set forth in Section 2.02(d) or for a failure to comply with one or more conditions as set forth in Section 3.01(b). Program Lender agrees, in consideration of FMC’s undertaking pursuant to this section, not to sell or offer to sell to any third person any interest in any Seasoned Loan originated by Program Lender [**] with respect to such Seasoned Loan. During [**], if Program Lender receives any bona fide third-party written offer to purchase such Seasoned Loan, and if Program Lender desires to accept such offer, Program Lender shall, prior to accepting any such offer, provide a certificate of an officer of Program Lender, certifying to the terms of same to FMC, and FMC (or a Purchaser Trust) shall have the sole and exclusive right to purchase such Seasoned Loan on the terms of such third-party offer [**] for such Seasoned Loan. If FMC (or a Purchaser Trust) fails to exercise such right [**] with respect to such Seasoned Loan, Program Lender shall within its sole discretion be entitled to: (i) sell such Seasoned Loan to any third party or to retain such Seasoned Loan, in whole or in part, for its own account, free and clear of any claim under this Agreement; and/or (ii) immediately terminate this Agreement.

(c) Securitization and Purchase Commitment Based Upon Volume. In the event that the Total Principal Amount held by Program Lender is:

(1) Less than [**] Dollars ($[**]), FMC will [**] purchase or cause the purchase of the Seasoned Loans in a Securitization Transaction, but will have no obligation to do so if FMC is unable to do so [**].

(2) Greater than [**] Dollars ($[**]) but less than [**] Dollars ($[**]), FMC shall purchase or cause the purchase of all Seasoned Loans; provided, however, that such obligation shall be effective only if lenders whose loans aggregate [**] Dollars ($[**]) or more in principal amount agree to have their loans included in the same Securitization Transaction (FMC shall [**] under this Section 2.02(c)(2) to cause lenders to permit the addition of Seasoned Loans in a Securitization Transaction).

(3) Greater than [**] Dollars ($[**]), FMC shall purchase or cause the purchase of all Seasoned Loans in a Securitization Transaction.

(d) Extension of Purchase Period Due to Lack of Volume. In the event that the volume conditions (set forth in Section 2.02(c)) for a binding purchase commitment are not satisfied, FMC may, but need not, declare [**] with respect to each Bank of America DTC Loan that is then a Seasoned Loan extended by [**] days. FMC may continue to declare such extensions, in its discretion, until the earlier of: (a) the date when such volume conditions have been satisfied or (b) the date this Agreement expires or is terminated (in which event FMC shall schedule a Purchase Date for all outstanding Bank of America DTC Loans, to occur [**] for the last loan made subject to this Agreement; provided, however, that if this Agreement is terminated under subsection 2.02(b)(ii) on account of FMC’s failure to purchase Seasoned Loans, then Program Lender shall not be required to sell loans hereunder and shall have recourse to its remedies under Section 2.02(e)).

(e) Damages from Failure to Purchase. If FMC or a Purchaser Trust fails to purchase within a Purchase Period (as the same may be extended pursuant to Section 2.02(d)) one or more Seasoned Loans prior to the end of the Purchase Period with respect to such Loans, to the extent such failure is not excused under Section 3.01(b), FMC shall pay to Program Lender as liquidated damages [**] of the Total Principal Amount of all Seasoned Loans as to which the Purchase Period has expired; provided, however, that if FMC pays said [**] liquidated damages amount and Program Lender subsequently sells the Seasoned Loans in question to FMC, a Purchaser Trust or any third party during the Right of First Refusal Period, the [**] liquidated damages amount shall be refunded to FMC to the extent the sum of (i) the [**] liquidated damages amount and (ii) the total amount received by Program Lender for such Seasoned Loans exceeds the Minimum Purchase Price (as defined in Section 2.04 and computed as of the actual purchase date). If a failure to purchase is continuing, additional damages may become payable at thirty (30)-day intervals as the Purchase Period expires as to additional loans. Such payments shall constitute liquidated damages in full satisfaction of FMC’s obligations with respect to the purchase of such Seasoned Loans, and FMC shall have no further liability to Program Lender with respect thereto. Once the Right of First Refusal Period for a Bank of America DTC Loan has expired, Program Lender shall be under no further obligation to offer such Bank of America DTC Loan to FMC (or a Purchaser Trust) for purchase.

(f) FMC Reliance on Program Guidelines. Program Lender further agrees, in consideration of FMC's undertaking pursuant to this section, that no change will be made in either the Program Guidelines or the interest rate and terms, as well as other consumer loan terms and conditions of Bank of America DTC Loans without FMC’s prior written consent, which consent shall not be unreasonably withheld.

(g)  Purchaser Trust Involvement. Any action required or permitted to be taken by FMC hereunder may be taken by a Purchaser Trust with respect to a particular Pool, and FMC may assign its rights hereunder to a Purchaser Trust without the consent of the Program Lender. If FMC elects to finance the purchase of such Loans on an interim basis by using an SPE or any other temporary financing vehicle as an interim holder, (i) the term Purchaser Trust shall include both such interim holder and any other SPE to whom the Loans are ultimately transferred in a Securitization Transaction; and (ii) the representations, warranties and indemnities made by the Program Lender to FMC hereunder shall pass directly to both the interim holder and the ultimate purchaser SPE.

(h) Notwithstanding Section 2.02(b) and (e), with respect to Bank of America DTC Loans in pricing tiers [**] in Schedule 3.3 to the Guaranty Agreement (“Lower Tier Loans”), FMC shall specify a Purchase Date to purchase or cause a Purchaser Trust to purchase within the Purchase Period each and every Seasoned Loan held by Program Lender that is a Lower Tier Loan. FMC shall have the sole and exclusive right to purchase all Lower Tier Loans during the Purchase Period, which right may be assigned to one or more Purchaser Trusts. FMC may reschedule the Purchase Date without penalty of any kind, provided that the Purchase Date occurs prior to [**] for each Seasoned Loan. The [**] with respect to any Lower Tier Loan that is a Seasoned Loan may be extended for a failure to comply with one or more conditions as set forth in Section 3.01(b). Program Lender agrees, in consideration of FMC’s undertaking pursuant to this section, not to sell or offer to sell to any third person any interest in any Lower Tier Loan, except as set forth herein. In the event that FMC (or a Purchaser Trust) shall fail to purchase any Lower Tier Loan [**] then Program Lender shall be entitled to sell such Lower Tier Loan to any third party or to retain such Lower Tier Loans, in whole or in part, for its own account free and clear of any claim under this Agreements. In the event that Program Lender elects to sell such Lower Tier Loans to a third party, FMC shall pay to Program Lender the Lesser of (i) [**]% of the total principal amount of all Lower Tier Loans [**], or (ii) the amount by which [**] such Lower Tier Loans exceeds the [**] for such Seasoned Loans in a sale to a third party. Such payments by FMC shall [**] with respect to the purchase of such Lower Tier Loans.

2.03. Pool Supplement.

Each purchase and sale of the Seasoned Loans included in a Pool on a Purchase Date shall be made pursuant to a Pool Supplement substantially in the form of Exhibit A which shall: (1) set forth the Minimum Purchase Price for the Seasoned Loans included in the Pool, (2) incorporate by reference the terms and conditions of this Agreement applicable to sales of Bank of America DTC Loans, and (3) include a schedule of Seasoned Loans setting forth the details and characteristics of each such Seasoned Loan included in the Pool. Each Pool Supplement shall be executed by an authorized agent of each Purchaser Trust and the Program Lender and shall be delivered on the related Purchase Date. The Purchaser Trust shall provide a preliminary settlement sheet in the form of Schedule 1 to the Pool Supplement not less than two (2) Business Days prior to the Purchase Date.

2.04. Minimum Purchase Price.

On the Purchase Date, Program Lender shall assign and convey all Seasoned Loans included in the Pool to FMC, or a Purchaser Trust, in consideration of receipt of the Minimum Purchase Price therefor. For purposes of this Agreement the term “Minimum Purchase Price” shall mean the sum of:

(a) The unpaid principal amount [**] of the Seasoned Loans in the Pool; plus

(b) All accrued and unpaid interest on such Bank of America DTC Loans, in accordance with the terms of the Bank of America DTC Notes [**]; plus

(c) All fees paid by the Program Lender to TERI with respect to such Bank of America DTC Loans [**]; plus

(d) The amount of any Guaranty Fees [**] plus

(e) A marketing fee and loan premium, [**]:

1. With respect to K-12 Creditworthy Loans, [**]%;

2. With respect to Continuing Education Creditworthy Loans, [**]% [**] and [**]% [**];

3. With respect to Undergraduate Creditworthy Loans, [**]% [**],[**]% [**]; [**]% [**]; and [**]% [**]; and

4. With respect to Graduate Creditworthy Loans, [**]% [**]; [**]% [**]; [**]% [**]; and [**]% [**].

2.05  Volume Incentive. If, during any calendar year during the term of this Agreement, the total principal amount [**] of Bank of America DTC Loans disbursed hereunder during such year exceeds [**] dollars ($[**]), then the premiums to be paid pursuant to Section 2.04 of this Agreement with respect to “Undergraduate Creditworthy Loans” and “Graduate Creditworthy Loans” shall be increased by [**]%) (the “Additional Volume Premium”). Such increase in premium under Section 2.04 shall take effect with respect to loans made available for sale hereunder during the next calendar year. The increased premium shall terminate at the end of any calendar year in which the total principal amount [**] of Bank of America DTC Loans disbursed hereunder does not exceed [**] dollars ($[**]), but shall be reinstated if the above requirements are met in any subsequent calendar year during the Term of this Agreement. The Additional Volume premium shall not be cumulative. For example, in the event that the total principal amount [**] of Bank of America DTC Loans disbursed hereunder during calendar years 2006 and 2007 exceeds [**] dollars ($[**]), there will be [**]%) increase for Seasoned Loans purchased in calendar year 2007 and 2008 and no additional [**]%) increase for Seasoned Loans purchased in calendar year 2008.

2.06 Transition. The changes to the Original Note Purchase Agreement effected hereby, including, without limitation, the new prices and payments contained herein, shall be effective with respect to Bank of America DTC Loans the applications for which were received by Program Lender (or its processing agent) on or after April 1, 2006.

III. Procedures and Conditions for Transfer.

3.01. Conveyances of Bank of America DTC Loans; Conditions to Purchase.

(a) On each Purchase Date, upon execution and delivery of the related Pool Supplement, Program Lender shall sell, transfer, assign, set over and otherwise convey to FMC or the Purchaser Trust, without recourse, all right, title and interest of Program Lender in and to:

(1)	The Seasoned Loans included in the related Pool originated by Program Lender and all payments due or to become due thereon;

(2)	Any claims against TERI and proceeds of such claims with respect to origination of the Seasoned Loans included in the Pool;

(3)	Any claims against Servicer with respect to servicing of the Seasoned Loans prior to the Purchase Date.

(4)	The proceeds of any and all of the foregoing received after the Purchase Date or received prior thereto and not credited against the Minimum Purchase Price as computed on the Purchase Date; and

(5)	All rights of Program Lender under the Guaranty Agreement with respect to the Seasoned Loans in the Pool.

(b) The obligation of FMC and/or any Purchaser Trust to purchase the Seasoned Loans on the related Purchase Date shall be subject to satisfaction of the following conditions (any of which may be waived by FMC or such Purchaser Trust, in whole or in part in its sole discretion):

(1)	Program Lender shall have delivered to the Purchaser Trust a duly authorized and executed Pool Supplement;

(2)
Each of the representations and warranties made by Program Lender with respect to the Seasoned Loans included in such Pool shall be true and correct in all material respects as of the related Purchase Date;

(3)
The Loan Origination Agreement and Servicing Agreement shall be in full force and effect as of the Purchase Date and shall not have been modified except with the express prior written consent of FMC and Program Lender;

(4)	(a) Program Lender shall have performed and observed the terms and conditions of this Agreement in all material respects;

(b) Program Lender and TERI shall have performed and observed the terms and conditions of the Loan Origination Agreement in all material respects and there shall not have occurred a default thereunder;

(c) Program Lender and Servicer shall have performed and observed the terms and conditions of the Servicing Agreement in all material respects and there shall not have occurred a default thereunder;

(5)	Program Lender shall have complied with the provisions of the Umbrella Agreement applicable to the Seasoned Loans included in the Pool;

(6)	The Seasoned Loans to be purchased shall have been originated and serviced in conformity with the Program Guidelines in all material respects and shall be covered by the Guaranty Agreement;

(7)
If requested by FMC, TERI shall have executed and delivered a confirmation of guaranty in the form of a Certificate of Guaranty, covering all Seasoned Loans being purchased, for the benefit of the Purchaser Trust and the indenture trustee in the Securitization Transaction;

(8)
The Agent, acting pursuant to the Deposit and Security Agreement, shall have transferred to the indenture trustee in the Securitization Transaction the portion of the Pledged Account and the Collateral specified in Section 4 of the Deposit and Security Agreement;

(9)
If required by any other lender whose loans are included in the Securitization Transaction, the Program Lender shall have executed and delivered a Co-Lender Indemnification Agreement substantially in the form of Exhibit B;

(10)
Program Lender shall, at its own expense, on or prior to the Purchase Date, indicate in computer files relating to Bank of America DTC Loans that the Seasoned Loans identified in the related Pool Supplement have been sold to the Purchaser Trust pursuant to this Agreement and such Pool Supplement;

(11)
Program Lender hereby authorizes the filing of a UCC-1 financing statement with respect to the Seasoned Loans included in such Pool in the appropriate office of the jurisdiction in which the Program Lender is located (or, in the event of a change of law, Program Lender shall have taken, but at no additional cost or expense to the Program Lender, such action as may be reasonably required by the Purchaser Trust);

(12)
As of such Purchase Date: (i) Program Lender was not insolvent and will not become insolvent as a result of the sale and transfer of Seasoned Loans on such Purchase Date, (ii) Program Lender did not intend to incur or believe that it would incur debts that would be beyond Program Lender's ability to pay as such debts matured, (iii) such transfer was not made with actual intent to hinder, delay or defraud any Person, and (iv) Program Lender was "Well Capitalized," as such term is defined by the rules and regulations promulgated by the Office of the Comptroller of the Currency as in effect on the Purchase Date;

(13)
In the reasonable judgment of FMC, no Market Disruption Event has occurred; provided that if satisfaction of the condition set forth in this Section 3.01(b)(13) is the only outstanding condition to closing, FMC shall schedule a new Purchase Date as soon as is reasonably practicable after the Market Disruption Event has ceased; and

(14)	Program Lender shall have delivered to counsel for FMC a Certificate substantially in the form of Exhibit D attached hereto.

(c) The obligation of Program Lender to sell the Seasoned Loans included in the Pool on a related Purchase Date is subject to satisfaction of the following conditions (any of which may be waived by Program Lender in whole or in part, in its sole discretion):

(1)	Purchaser Trust shall have delivered to Program Lender a duly authorized and executed Pool Supplement;

(2)
Purchaser Trust shall have paid the Minimum Purchase Price to Program Lender by wire transfer of immediately available funds within twenty-four (24) hours after the Purchase Date (such Minimum Purchase Price shall be based on the best information available from the Servicer as of the Purchase Date; no later than thirty (30) days following the Purchase Date, the Purchaser Trust shall recalculate the Minimum Purchase Price to reflect adjustments for transactions (including, without limitation, additional accrued interest and payments received), and whichever party is deemed to owe the other such adjustment shall deliver such adjustment to such other party, by wire transfer of immediately available funds);

(3)
FMC shall have complied with the terms of the Umbrella Agreement applicable to the Seasoned Loans included in the Pool and no default of FMC under the Umbrella Agreement relating to any Seasoned Loan shall have materially impaired the rights of the Program Lender in connection with the purchase and sale of the Pool to be sold on the Purchase Date;

(4)
FMC and Purchaser Trust shall have executed and delivered an Indemnification Agreement substantially in the form of Exhibit C attached hereto, provided, however, that an Indemnification Agreement shall not be required if FMC executes and delivers to Program Lender a certificate which states that no Offering Materials (as defined in Exhibit C attached hereto) were distributed or provided to any securities purchaser or prospective purchaser in connection with the Securitization Transaction in question;

(5)
In the event the subject Pool contains loans originated by persons and entities other than Program Lender, and its designated agent (to the extent permitted under the Umbrella Agreement), each such person and entity shall have delivered to Program Lender a Co-Lender Indemnification Agreement;

(6)
If the trustee or other fiduciary under the related Trust Indenture is not Wachovia Trust Company, N.A., Program Lender shall have approved such trustee or fiduciary, with such approval not to have been unreasonably withheld;

(7)
Program Lender shall have received an opinion of Thatcher, Profitt & Wood or other securities counsel to the Purchaser Trust and FMC, addressed to Program Lender and satisfactory to Program Lender in form and substance. Such opinion shall, with respect to any securities issued by the Purchaser Trust, state that nothing has come to the attention of such counsel that would lead it to believe that the Offering Materials (as defined in the Indemnification Agreement attached hereto as Exhibit C) in connection with the matters described therein contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such securities counsel may except the B of A Information (as defined in Exhibit C attached hereto) from the scope of its opinion, and further provided, however, that such opinion shall not be required if FMC executes and delivers to Program Lender a certificate which states that no Offering Materials (as defined in Exhibit C attached hereto) were distributed or provided to any securities purchaser or prospective purchaser in connection with the Securitization Transaction in question; and

(8)	Purchaser Trust assumes certain liabilities as set forth in Section 3.07 of this Agreement.

3.02. Delivery of Documents.

On the Purchase Date, Program Lender shall deliver to the Servicer, as agent for the Purchaser Trust, and/or to the trustee of the Trust Indenture, each Bank of America DTC Note evidencing a Seasoned Loan included in the Pool and the related Origination Records. If a Co-Lender Indemnification Agreement is required as a condition of FMC’s or any Purchaser Trust’s obligations under Section 3.01(b) (8) hereof, Program Lender shall execute and deliver a Co-Lender Indemnification Agreement to each lender selling loans in the Securitization Transaction.

3.03. Confirmation of Representations and Warranties.

In each Pool Supplement, Program Lender shall confirm and certify its representations and warranties contained herein as if fully set forth in the Pool Supplement.

3.04. Rights Transferred.

The transfer of funds pursuant to Section 2.04 hereof shall constitute, and the delivery to FMC, or its designated Purchaser Trust of each Pool Supplement shall evidence, a sale and assignment to FMC or the Purchaser Trust of the related Seasoned Loans and of all of Program Lender's interest in such Seasoned Loans. As purchaser of such Seasoned Loans, FMC or the Purchaser Trust shall receive: (i) interest on such Seasoned Loans from and after the Purchase Date, and (ii) any and all other payments and recoveries received by the Servicer or Program Lender from the borrowers and co-signers of such Seasoned Loans, or others pursuant to, or in respect of, such Seasoned Loans from and after the Purchase Date, and all proceeds thereof.

3.05. Subsequent Receipts.

In the event that Program Lender shall receive, subsequent to any such assignment, any amounts whatsoever in respect to the Seasoned Loans so assigned in the nature of those described in Section 3.04 above, such amounts shall be held by Program Lender in trust for FMC or the Purchaser Trust to which it has sold the Notes, and the Program Lender shall deliver such amounts within one (1) business day to the trustee under the Trust Indenture.

3.06. Assignment of Origination Rights.

Program Lender shall insure that Program Lender’s rights under the Servicing Agreement and the Loan Origination Agreement with respect to any matters occurring prior to the Purchase Date and affecting the Seasoned Loans included in each Pool shall be transferred to FMC or the Purchaser Trust by execution and delivery of a Pool Supplement. Program Lender shall require the party who originated each such Seasoned Loan to complete any loan origination services being performed for Program Lender on the Purchase Date so that complete Origination Records are ready for transfer to the Purchaser Trust (or to Servicer on its behalf).

3.07. No Assumption of Liability to Fund Bank of America DTC Loan Notes.

By their purchase of Seasoned Loans (and any related Bank of America DTC Notes), neither FMC nor any Purchaser Trust, shall assume any liability, responsibility or obligation with respect to any disbursements or reimbursements that are due and owing, or which are, or may be alleged to be due and owing, by Program Lender to any Seasoned Loan borrower by reason of the Seasoned Loans included in the Pool and evidenced by the Bank of America DTC Notes. Notwithstanding the foregoing, FMC or the Purchaser Trust shall assume from Program Lender any liability to repurchase from TERI a defaulted Bank of America DTC Loan upon cure of the default, with respect to any such Bank of America DTC Loan that would be a Seasoned Loan but for such default and purchase by TERI. Such repurchase obligation shall be governed by the Certificate of Guaranty described in Section 3.01(b) (7), above. Such Certificate of Guaranty should be substantially in the form of Exhibit C of the Guaranty Agreement.

3.08. Servicing and Origination Costs.

Program Lender shall be solely responsible for and shall pay all costs due to any third party from Program Lender (including, without limitation, amounts due to TERI or Servicer) with respect to origination of Bank of America DTC Loans and with respect to loan servicing of Bank of America DTC Loans incurred prior to purchase of a Bank of America DTC Loan hereunder. FMC shall be solely responsible for and shall pay any obligations it has incurred in connection with the Bank of America DTC Loans and shall be solely responsible for arranging and paying all costs for servicing of the Bank of America DTC Loans after purchase of such Loans.

3.09.  Securitization Costs. FMC or the Purchaser Trust shall be solely responsible for and shall pay any Securitization Costs and any and all obligations it has incurred in connection with the purchase, financing of purchase and securitization of the Seasoned Loans.

3.10.  Effect of Loan Cancellations. In the event that the Borrower cancels a Seasoned Loan in a manner and at a time permitted under the Program Guidelines, if that Seasoned Loan has already been purchased under this Agreement, Program Lender will return to the Purchaser Trust all amounts received by it with respect to such purchase. FMC shall prepare an accounting of all such cancellations within thirty (30) days after the last date permitted for cancellation of Seasoned Loans purchased on a particular Purchase Date.

IV. Limitation of Obligations of FMC and Purchaser Trust. [Intentionally Omitted.]

V. Representations and Warranties.

5.01. Representations and Warranties of FMC.

FMC makes the following representations and warranties as of the date hereof, as of the date of each purchase of Seasoned Loans and as of any other date specified below. FMC shall cause each Purchaser Trust to make substantially the same representations and warranties in a Pool Supplement as of the date of each purchase of Seasoned Loans:

(a) FMC represents and warrants that it is and shall remain a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate authority to conduct all activities and consummate all transactions contemplated by this Agreement.

(b) FMC has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and has duly authorized the execution, delivery and performance of, and has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of FMC enforceable against FMC in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws.

(c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, will conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which FMC is now a party or by which it is bound.

5.02. Representations and Warranties of Program Lender.

Program Lender makes the following representations and warranties as of the date hereof, as of the date of each sale of Seasoned Loans to FMC or a Purchaser Trust, and as of any other date specified below:

(a) Program Lender represents and warrants that it is, and shall continue to be, a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the requisite authority to conduct all activities and consummate all transactions contemplated by this Agreement.

(b) Program Lender has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and has duly authorized the execution, delivery and performance of, and has duly executed and delivered this Agreement, and this Agreement, together with each Pool Supplement executed pursuant hereto, constitutes the legal, valid and binding obligation of Program Lender enforceable against Program Lender in accordance with its terms, except as such enforceability may be limited by (i) receivership, conservatorship and supervisory powers of bank regulatory agencies generally, (ii) applicable bankruptcy, receivership, conservatorship, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect, or (iii) general principles of equity.

(c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, will conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which Program Lender is now a party or by which it is bound.

(d) Each of the Bank of America DTC Loans originated by Program Lender and sold to FMC or a Purchaser Trust pursuant to any Securitization Transaction (i) is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, duly and properly executed by each borrower, any student maker named therein, and any cosigner thereunder, and enforceable against each borrower, any student maker named therein, and any cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles, (ii) is covered by and entitled to the benefits of the Guaranty Agreement, to the extent of 100% of the principal thereof and accrued interest thereon, and (iii) is a Seasoned Loan, fully disbursed with no further requirement for future advances thereunder.

(e) Each Bank of America DTC Loan was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction by Program Lender, or its agents, in the ordinary course of its business and was made to a borrower with legal capacity to execute and deliver the Bank of America DTC Note under applicable law. Each Bank of America DTC Loan originated by Program Lender sold hereunder and any accompanying notices and disclosures;

(i)	Conforms to all applicable state and federal laws, rules and regulations, and

(ii)	Was documented on forms set forth in the Program Guidelines, including without limitation, promissory note forms that

(A)	Require interest accrual (whether or not such interest is being paid currently or is being capitalized) and yield interest at the rate applicable thereto; and

(B)
Provide or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the principal amount of the Bank of America DTC Loan by its maturity, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws and the Program Guidelines; and

(iii)	Contained consumer loan terms and involved guaranty fees payable to TERI in strict conformity with the Program Guidelines.

The origination, servicing and collection (if any) of each Bank of America DTC Loan was conducted in accordance with;

(i)	The Program Guidelines, including, without limitation, the requirements therein that

(A)	No loan be originated for a dead borrower or a borrower involved in a bankruptcy proceeding.

(B)	At least one borrower for each loan must be a United States citizen/national or a permanent resident alien of the United States, and

(C)	The borrower must have attained the age of majority at the time of the loan application, and

(ii)	And all applicable state and federal laws including, without limitation, the Equal Credit Opportunity Act.

No application to Program Lender for a Bank of America DTC Loan shall be, or has been, rejected, approved or discouraged by Program Lender on the basis of race, sex, color, religion, national origin, age (other than laws limiting the capacity to enter a binding contract) or marital status, the fact that all or a part of the borrower's or co-signer's, income derives from any public assistance program, or the fact that the applicant, borrower or any co-signer has, in good faith, exercised any right under the Consumer Credit Protection Act.

(f) Each Bank of America DTC Loan originated by Program Lender sold to FMC or Purchaser Trust is in compliance with any applicable usury laws at the time made and as of the time of assignment to FMC or a Purchaser Trust.

(g) There is no defense to payment, counterclaim, right of rescission[**] or setoff with respect to any Bank of America DTC Loan sold under this Agreement, and no fraud, error, omission, misrepresentation, or similar occurrence with respect to any Bank of America DTC Loan sold under this Agreement has taken place on the part of any party involved in the origination of the Bank of America DTC Loan (including, without limitation, fraud by the obligor under the Bank of America DTC Note. There is no action before any state or federal court, administrative or regulatory body, pending or threatened against Program Lender in which an adverse result would have a material adverse effect upon the validity or enforceability of Bank of America DTC Loans originated by Program Lender and included in the Pool.

(h) Each and every Bank of America DTC Loan sold pursuant to this Agreement is owned by Program Lender free and clear of any liens, claims or demands of any person, and Program Lender has the absolute right to transfer the same to FMC or a Purchaser Trust.

(i) With respect to each Bank of America DTC Note originated by Program Lender and included in the Pool: (A) the terms thereof have not been impaired, waived, altered or modified in any respect, except pursuant to written forbearance agreements in accordance with the requirements of and in the terms set forth in the Program Guidelines, (B) the borrower is not entitled to any refund, rebate, or reduction of any amounts paid or due except in accordance with Section 3.10 hereof and the cancellation policy in the Program Guidelines, and (C) such Bank of America DTC Note has been serviced at all times in accordance with the Program Guidelines, including, without limitation the forms of promissory note therein, and is held by the Servicer pursuant to the Servicing Agreement.

5.03. Exclusive Representations and Warranties.

The representations and warranties set forth in Section 5.02 above are the sole and exclusive representations and warranties made by the Program Lender, its representatives, agents, officers, directors and other employees, with respect to this Agreement, any Pool Supplement, any Bank of America DTC Loan, any obligor, and the sale of any Bank of America DTC Loan to the Purchaser Trust hereunder or otherwise.

5.04. Remedy for Breach of Representations and Warranties.

In the event any representation or warranty made by Program Lender pursuant to Section 5.02 above shall prove to be inaccurate or incomplete as of the date when made, Program Lender shall have the right (but not the obligation) to elect by written notice to FMC to be given by Program Lender no later than sixty (60) days after receipt of written notice from FMC of such alleged breach to repurchase the affected Bank of America DTC Loan or Loans no later than such sixtieth (60th) day for a cash purchase price equal to the outstanding principal balance thereof plus all accrued and unpaid interest. Upon receipt of said repurchase price, FMC shall, or, if applicable, shall cause the Purchaser Trust or the Servicer to, immediately deliver the Bank of America DTC Note and the Origination Records relating thereto to Program Lender, duly endorsed or assigned to Program Lender or to such person as Program Lender may direct, in any such case, without recourse to FMC or the Purchaser Trust. Whether or not Program Lender exercises its right of repurchase, Program Lender shall indemnify FMC, any Purchaser Trust and any fiduciary under the Trust Agreement pursuant to Article VIII of this Agreement; provided, however, that if the breach of the representation and warranty is due to fraud by the obligor under the Bank of America DTC Note, (a) Program Lender shall repurchase the affected loan under this Section 5.04, (b) Program Lender’s liability shall be limited to such repurchase (including any marketing fee and loan premium previously paid to Program Lender for the affected loan) and (c) the provisions of Article VIII of this Agreement shall be inapplicable to the affected loan.

VI. [Intentionally Left Blank]

VII. Miscellaneous.

7.01. No Assignment.

No party may assign its rights or obligations under this Agreement without the prior written consent of the parties hereto, provided, however, that: (a) Program Lender may assign its rights hereunder to an Affiliate that is a national banking association, state-chartered bank or other lender having the legal power and right under applicable law (including, without limitation, usury law in the State where it is located) to make Bank of America DTC Loans, and (b) FMC shall may assign its rights hereunder to one or more Purchaser Trusts or other interim or permanent holders of Bank of America DTC Loans. No assignment shall relieve the assignor of liability hereunder. Any assignment in violation of this Section 7.01 shall be automatically null and void.

7.02. Amendment.

This Agreement may not be amended nor terms or provisions hereof waived unless such amendment or waiver is in writing and signed by all parties hereto.

7.03. No Waiver.

No delay or failure by any party to exercise any right, power or remedy hereunder shall constitute a waiver thereof by such party, and no single or partial exercise by any party of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

7.04. Entire Agreement.

This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

7.05. Notices.

All notices given by any party to the others under this Agreement shall be in writing delivered: (a) personally, (b) by facsimile transmission, (c) by overnight courier, prepaid, or (d) by depositing the same in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the party at the address set forth below. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received. Notices shall be given as follows:

If to Program Lender:

Tracy J. Grooms
Senior Vice President
Bank of America, N.A.
Mail Code: NC1-002-15-26
Charlotte, NC 28255-0001

With a copy to:

Laura L. Rogers
Assistant General Counsel
Bank of America, N.A.
800 Market Street
11th Floor
St. Louis, MO 63101

If to FMC:

President
The First Marblehead Corporation
34th Floor
800 Boylston Street
Boston, MA 02199-8157

With a copy to:

Legal Department
The First Marblehead Corporation
34th Floor
800 Boylston Street
Boston, MA 02199-8157
Legal@FirstMarblehead.com

7.06. Attorneys' Fees.

In the event of a lawsuit or arbitration proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

7.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of North Carolina (without reference to choice-of-law rules).

7.08. Counterparts.

This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.

7.09. No Third Parties Benefited.

This Agreement is made and entered into for the protection and legal benefit of the parties, and their permitted successors and assigns (including, without limitation, any Purchaser Trust), and each and every Indemnified Person (all of which shall be entitled to enforce the Indemnity contained in Sections 8.01 and 8.02 hereof), and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

7.10. Opinions.

Concurrent with the execution hereof, each party shall deliver to the other the opinion of its corporate counsel (which may be internal counsel) to the effect that this Agreement has been duly authorized by all necessary corporate or other organizational action, this Agreement is within the corporate or other organizational power of such party and that this Agreement has been duly executed and delivered by an authorized officer of the party.

VIII. Indemnification.

8.01. By Program Lender.

Regardless of the exercise or nonexercise of the repurchase right under Section 5.04, Program Lender shall indemnify and hold harmless FMC, each Purchaser Trust and any fiduciary under any Trust Indenture, and any officer, director, employee or agent of any of the foregoing (herein, collectively referred to as the "Indemnified Persons") against any and all liabilities, losses, costs, damages and expenses, including, without limitation, attorneys' fees and legal expenses and sums paid, liabilities incurred or expenses paid or incurred in connection with settling claims, suits or judgments or obtaining or attempting to obtain release from liability under the Trust Indenture or this Agreement which such Indemnified Person may sustain or incur by reason of any uncured breach of any representation, warranty or covenant of Program Lender contained herein; provided, further that the foregoing indemnification shall also apply to a breach of representation, warranty or covenant that has been cured, to the extent that the cure in question did not reimburse the Indemnified Person for damages or losses incurred on account of such breach prior to the date of such cure.

8.02. By FMC.

FMC or the applicable Purchaser Trust, as the case may be, shall indemnify and hold harmless Program Lender, its successors and permitted assigns and any officer, director, employee or agent of Program Lender (herein, collectively referred to as “Indemnified Persons”) against any and all liabilities, losses, costs, damages, and expenses, including, without limitation, attorneys’ fees and legal expenses and sums paid, liabilities incurred or expenses paid or incurred in connection with settling claims or judgments or obtaining or attempting to obtain release from liability, which such Indemnified Person may sustain or incur by reason of any uncured breach of any representation, warranty or covenant of FMC or the applicable Purchaser Trust, as the case may be, contained herein; provided, further that the foregoing indemnification shall also apply to a breach of representation, warranty or covenant that has been cured, to the extent that the cure in question did not reimburse the Indemnified Person for damages or losses incurred on account of such breach prior to the date of such cure.

8.03. Indemnity Procedures.

(a) In the event that any claim or demand for which an indemnifying party would be liable to an Indemnified Person hereunder is asserted against or sought to be collected from an Indemnified Person by a third party (an “Action”), the Indemnified Person shall promptly notify the indemnifying party of such Action, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent feasible (which estimate the parties agree shall not be conclusive of the final amount of such claims and demand) (the “Claim Notice”). The failure to provide the Claim Notice to the indemnifying party promptly will not relieve the indemnifying party of any liability it may have to the Indemnified Person giving the Claim Notice, except to the extent that the indemnifying party demonstrates that the defense of such action is actually and materially prejudiced by the indemnifying party’s failure to give such Claim Notice promptly. The indemnifying party shall have ten (10) days from the delivery of the Claim Notice (the “Notice Period”) to notify the Indemnified Person: (1) whether or not the indemnifying party disputes liability to the Indemnified Person hereunder with respect to such claim or demand; and (2) notwithstanding any such dispute, whether or not the indemnifying party desires, at its sole cost and expense, to defend the Indemnified Person against such claim or demand in which case the indemnifying party shall assume all past and future responsibility for such action and shall reimburse the Indemnified Person for all expenses in connection with the Action. Notwithstanding the assumption by the indemnifying party of the defense of any Action, the Indemnified Person shall be permitted to participate in such defense at its cost and expense. If the indemnifying person elects to defend the Indemnified Person, notice shall be given within the Notice Period, then the indemnifying party will have the right and obligation to defend the Indemnified Person by appropriate proceedings, which shall be followed to a final conclusion.

(b) If the indemnifying party elects not to defend the Indemnified Person against such Action, whether by not giving the Indemnified Person timely notice as provided above, or otherwise, then the Action may be defended by the Indemnified Person at the indemnifying party’s cost and expense (without imposing any obligation on any Indemnified Person to defend any such claim or demand), in which case it may defend such Action in such a manner as it may deem appropriate (including settlement) and then that portion thereof as to which such defense is unsuccessful, in each case, shall be conclusively deemed to be a liability of the indemnifying party hereunder; provided that if the indemnifying party shall have disputed its liability to the Indemnified Person hereunder, then such determination or settlement shall not affect the right of the indemnifying party to dispute the Indemnified Person’s claim for indemnification.

(c) In the event an Indemnified Person should have a claim against the indemnifying party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Person shall promptly send a Claim Notice with respect to such claim to the indemnifying party. If the indemnifying party disputes its liability with respect to such claim or demand, the Indemnified Person shall have the right to pursue all of its legal and equitable remedies against the indemnifying party for indemnity hereunder.

8.04. Payment. Upon the determination of the liability under Section 8.03 hereof, the indemnifying party shall pay to the Indemnified Person within ten (10) days after such determination, the amount of any claim for indemnification made hereunder, subject to the limitations set forth herein. Upon payment in full of any claim, either by set off or otherwise, the entity making payment shall be subrogated to the rights of the Indemnified Person against any Person, with respect to the subject matter of such claim.

IX. Dispute Resolution

9.01. Informal Dispute Resolution.

Any controversy or claim between the parties arising from or in connection with this Agreement or the relationship of the parties under this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, and whether arising before or after the termination of this Agreement ("Dispute") shall be resolved as follows:

(a) Upon written request of either party, the parties will each appoint a designated representative within three (3) Business Days whose task it will be to meet for the purpose of endeavoring to resolve such Dispute.

(b) The designated representatives shall meet beginning within five (5) Business Days after the last representative is appointed as described above and shall meet as often as the parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

(c) Arbitration proceedings for the resolution of a Dispute under Section 9.02 may not be commenced until the earlier to occur of the following:

(i) The designated representatives conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

(ii) The expiration of the thirty (30)-day period immediately following the initial request to negotiate the Dispute.

9.02. Arbitration.

If the provisions of Section 9.01 have been satisfied, but the Dispute has not been resolved, then the Dispute shall be settled pursuant to the following:

(a) Any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(b) No provision of this Section shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.

(c) Each party shall bear its own costs and expenses and an equal share of the arbitrator’s and administrative fees of arbitration.

9.03. Permissible Legal Proceedings.

Notwithstanding anything contained in Sections 9.01 and 9.02, (a) a party may institute legal proceedings to seek a temporary restraining order or other temporary or preliminary injunctive relief to prevent immediate and irreparable harm to such party, and for which monetary damages would be inadequate, pending final resolution of the dispute, controversy or claim pursuant to arbitration, and (b) a party may institute legal proceedings if necessary to preserve a superior position with respect to other creditors. Such conduct shall not constitute a waiver of the right of either party to resort to arbitration to obtain relief other than that specified in this Section 9.03.

X. Term and Termination.

10.01. Term and Termination. This Agreement shall remain in full force and effect until expiration or termination of the Umbrella Agreement. The provisions of the following sections shall survive in perpetuity any termination of this Agreement:

a. Section 2(b) of the Umbrella Agreement;

b. As to any Bank of America DTC Loan purchased hereunder, until such loan is repaid in full, the representations and warranties contained in Article V of this Agreement; and

c. Article VIII of this Agreement.

XI. Facsimile Communications.

In order to comply with federal regulations governing unsolicited facsimile communications, senders of facsimile communications must obtain express written permission from the recipients of such communications prior to initiating such communications. By executing this Agreement, each party hereby gives its express permission to the other parties to initiate facsimile communications, and consents to receiving facsimile communications from the other parties. All such facsimile communications should be directed to the applicable facsimile number for each party listed in the applicable Program Agreement, unless otherwise instructed in writing by the recipient of the facsimile. This consent to facsimile communications does not supersede any requirement in this Agreement or the Umbrella Agreement to deliver notices thereunder by means other than facsimile.

XII. Compliance With Regulation AB .

12.01 Information to be provided by Program Lender

In connection with any Securitization Transaction, the Program Lender shall, (i) within five (5) Business Days following request by FMC or any Depositor, provide to FMC and such Depositor, in writing and in form and substance reasonably satisfactory to FMC and such Depositor, the information and materials specified in paragraph (a) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Program Lender, provide to FMC and any Depositor (in writing and in form and substance reasonably satisfactory to FMC and such Depositor) the information specified in paragraph (b) of this Section.

(a) If so requested by FMC or any Depositor, the Program Lender shall provide such information regarding (i) the Program Lender, as originator of the Bank of America DTC Loans, as is requested for compliance with Items 1103(a)(l), 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) The Program Lender’s form of organization;

(B) A description of the Program Lender’s origination program and how long the Program Lender has been engaged in originating student loans, which description shall include a discussion of the Program Lender’s experience in originating student loans of a similar type as the Bank of America DTC Loans, information regarding the size and composition of the Program Lender’s origination portfolio and information that may be material, in the good faith judgment of FMC or any Depositor, to an analysis of the performance of the Bank of America DTC Loans, including the Program Lender’s credit-granting or underwriting criteria for student loans of similar type(s) as the Bank of America DTC Loans and such other information as FMC or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C) A description of any material legal or governmental proceedings pending (or known to be contemplated) against the Program Lender (including without limitation any legal or governmental proceedings pending, or known to be contemplated, material to the Bank of America DTC Loans or loans of a similar type); and

(D) A description of any affiliation or relationship between the Program Lender and any of the following parties to a Securitization Transaction, as such parties are identified to the Program Lender or any Depositor in writing in advance of such Securitization Transaction: (1) the sponsor; (2) the Depositor; (3) the issuing entity; (4) any servicer; (5) any trustee; (6) any originator; (7) any significant obligor; (8) any enhancement or support provider; and (9) any other material transaction party.

(b) For the purpose of satisfying reporting obligations under the Securities Exchange Act of 1934, as amended, the Program Lender shall notify FMC or any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Program Lender (including without limitation any legal or governmental proceedings pending, or known to be contemplated, material to the Bank of America DTC Loans or loans of a similar type), (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Program Lender and any of the parties specified in (a) (D) of this Section with respect to such Securitization Transaction, (C) any event of default under the terms of this Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Program Lender, and (ii) provide to FMC, and any Depositor a description of such proceedings, affiliations or relationships.

[Balance of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESS:		BANK OF AMERICA, N.A.:

/s/ Carole G. McSwain		By:	/s/ Tracy J. Grooms
Print Name:	Carole G. McSwain	Print Name:	Tracy J. Grooms
		Title:	Senior Vice President

THE FIRST MARBLEHEAD CORPORATION

/s/ Steven J. Scott		By:	/s/ Jack L. Kopnisky
Print Name:	Steven J. Scott	Print Name:	Jack L. Kopnisky
		Title:	CEO

Note Purchase Agreement
Index to Exhibits

Exhibit A	Pool Supplement

Exhibit B	Indemnification Agreement

Exhibit C	Co-Lender Indemnification Agreement

Exhibit D	Certificate of Bank of America, N.A.

EXHIBIT A TO NOTE PURCHASE AGREEMENT

[Form of Pool Supplement]

This Pool Supplement ("Supplement") is entered into pursuant to and forms a part of that certain Note Purchase Agreement (the "Agreement") dated as of __________, by and between The First Marblehead Corporation ("FMC") and Bank of America, N.A. This Supplement is dated    , . Capitalized terms used in this Supplement without definitions have the meaning set forth in the Agreement.

Article 1: Purchase and Sale.

In consideration of the Minimum Purchase Price set forth in Schedule 1 attached hereto, Program Lender hereby transfers, sells, sets over and assigns to [name of purchasing entity] ("Purchaser Trust"), upon the terms and conditions set forth in the Agreement (which are incorporated herein by reference with the same force and effect as if set forth in full herein), each Bank of America DTC Loan described in the attached Schedule 2 (“the Transferred Bank of America DTC Loans”) along with all of Program Lender’s rights under the Guaranty Agreement relating to the Transferred Bank of America DTC Loans. Program Lender hereby transfers and delivers to the Purchaser Trust each Bank of America DTC Note evidencing such Bank of America DTC Loan and all Origination Records relating thereto, in accordance with the terms of the Agreement. Purchaser Trust hereby purchases said Bank of America DTC Notes on said terms and conditions.

Article 2: Price.

The amount paid pursuant to this Supplement is the Minimum Purchase Price, as that term is defined in Section 2.04 of the Agreement.

Article 3: Representations and Warranties.

3.01. By Program Lender.

Program Lender repeats the representations and warranties contained in Section 5.02 of the Agreement and confirms the same are true and correct as of the date hereof with respect to the Agreement and to this Supplement.

3.02. By Purchaser Trust.

The Purchaser Trust hereby represents and warrants to the Program Lender that at the date of execution and delivery of this Supplement by the Purchaser Trust:

(a) The Purchaser Trust is duly organized and validly existing as a business trust under the laws of the State of Delaware with the due power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Transferred Bank of America DTC Loans.

(b) The Purchaser Trust is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c) The Purchaser Trust has the power and authority to execute and deliver this Pool Supplement and to carry out its respective terms; the Purchaser Trust has the power and authority to purchase the Transferred Bank of America DTC Loans and rights relating thereto as provided herein from the Program Lender and the Purchaser Trust has duly authorized such purchase from the Program Lender by all necessary action; and the execution, delivery and performance of this Pool Supplement has been duly authorized by the Purchaser Trust by all necessary action on the part of the Purchaser Trust.

(d) This Pool Supplement, together with the Agreement of which this Supplement forms a part, constitutes a legal, valid and binding obligation of the Purchaser Trust, enforceable in accordance with its terms.

(e) The consummation of the transactions contemplated by the Agreement and this Supplement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the governing instruments of the Purchaser Trust or any indenture, agreement or other instrument to which the Purchaser Trust is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Purchaser Trust of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser Trust or its properties.

(f) There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser Trust or its properties: (1) asserting the invalidity of the Agreement or this Pool Supplement, (2) seeking to prevent the consummation of any of the transactions contemplated by the Agreement or this Pool Supplement, or (3) seeking any determination or ruling that is likely to materially or adversely affect the performance by the Purchaser Trust of its obligations under, or the validity or enforceability of the Agreement or this Pool Supplement.

Article 4: Cross Receipt.

Program Lender hereby acknowledges receipt of the Minimum Purchase Price. Purchaser Trust hereby acknowledges receipt of the Transferred Bank of America DTC Loans included in the Pool.

Article 5: Assignment of Origination, Guaranty and Servicing Rights.

OPTION ONE - Purchaser Assures Program Lender’s Servicing Agreement Program Lender hereby assigns and sets over to Purchaser Trust so much of its rights under the Guaranty Agreement, the Loan Origination Agreement, and the Servicing Agreement as relate to the Transferred Bank of America DTC Loans described in Schedule 2, including, without limitation, the right to continued loan servicing under the Servicing Agreement pursuant to a Servicing Assignment and Servicer consent Letter delivered herewith.

Article 6: Owner Trustee.

It is expressly understood and agreed by the parties hereto that (a) this Pool Supplement is executed and delivered by       (the “Owner Trustee”) not individually or personally, but solely as owner trustee of the Purchaser Trust under the Trust Agreement dated as of     , with     , in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Purchaser Trust are made and intended not as personal representations, undertakings and agreements by the Owner Trustee, but are made and intended for the purpose for binding only the Purchaser Trust, (c) nothing herein contained shall be construed as creating any personal or individual liability on the Owner Trustee, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereby and by any person claiming by, through, or under the parties hereto, and (d) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Purchaser Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser Trust under this Supplement or any other documents related to the Bank of America DTC Notes.

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed as of the date set forth above.

THE FIRST MARBLEHEAD CORPORATION

By:
Name:
Title:

PURCHASER NAME: By: OWNER TRUSTEE

By:
Print Name:
Title:

BANK OF AMERICA, N.A.:

By:
Print Name:
Title:

Schedule 1 to the Pool Supplement (Sample)
Note Purchase Agreement for _________ Bank Dated ________
The National Collegiate Master Student Loan Trust ___
Settlement Schedule ( ________ Bank) - _________, 2003 Sale (Final Reconciliation)
All numbers are final and are based on _________, 2003 PHEAA Servicing Tapes

Category 1: Undergraduate Loans

Number	Total Outstanding	Total Outstanding	TERI Origination	Marketing Fee/	Net	Marketing Fee
Of Loans	Principal	Interest	Fees	Premium	Principal	as % of Net Loan

EXECUTION COPY

EXHIBIT B TO NOTE PURCHASE AGREEMENT
CO-LENDER INDEMNIFICATION AGREEMENT

THIS CO-LENDER INDEMNIFICATION AGREEMENT (the "Agreement") is made as of [DATE], by and between [Names and Addresses of Co-Lenders] ("Co-Lender"), and Bank of America, N.A. ("Program Lender"), a national banking association organized under the laws of the United States, with its headquarters and principal place of business located at 600 Wilshire Blvd., Los Angeles, California (Co-Lender and Bank of America are sometimes collectively referred to as the "Lenders" and are each sometimes severally referred to as a "Lender").

RECITALS

A.
The Lenders are participants in certain private education loan programs to pay the costs of attending institutions of education which are themselves participants in the TERI Program (the "Participating Institutions") whereunder such loans (the "TERI Loans") are guaranteed by The Education Resources Institute, Inc. (“TERI”) (collectively, the "TERI Programs").

B.
Each of the Lenders, individually, have entered into an agreement (each, a "Purchase Agreement") with The First Marblehead Corporation or The National Collegiate Trust, pursuant to which Purchase Agreements such Lenders have agreed to sell certain TERI Loans to [Name of Purchasing Entity] (the "Purchaser Trust"), each such purchase to be funded through the issuance and sale of certificates, bonds or other evidences of indebtedness, the repayment of which are supported by such TERI Loans (the "Subject Securitization Transaction").

C.
As a condition precedent to the obligation of each Lender to consummate the sale of TERI Loans originated by them to the Purchaser Trust, all Lenders whose TERI Loans will be included in the Subject Securitization Transaction are required to execute and deliver to the other Lenders requesting same a copy of this Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
REPRESENTATIONS AND WARRANTIES

1.01. Each Lender represents and warrants to each other Lender requesting this Agreement, as to itself, that as of the date hereof:

(a) It is a [ ] duly organized, validly existing and in good standing under the laws of the United States and has the power and authority to originate and/or hold TERI Loans, to consummate the transaction contemplated by the Purchase Agreement to which it is a party, and to execute and deliver and perform its obligations under this Agreement;

(b) This Agreement has been duly authorized, executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by (a) the receivership, conservatorship and similar supervisory powers of bank regulatory agencies generally, as well as bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors; (b) general principles of equity (including availability of equitable remedies), whether enforcement is sought in a proceeding in equity or at law; and (c) applicable securities laws and public policy considerations underlying the securities laws to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification with respect to securities law liabilities;

(c) Each TERI Loan included in the Subject Securitization Transaction originated by it is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, enforceable against the borrower and cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles;

(d) At the time of origination, each TERI Loan included in the Subject Securitization Transaction originated by it and any accompanying notices and disclosures conforms in all material respects to all applicable state and federal laws, rules and regulations and the origination thereof was conducted in material compliance with all applicable state and federal laws concerning the actions of the Lender, including, without limitation, the Equal Credit Opportunity Act;

(e) At the time of origination, each TERI Loan included in the Subject Securitization Transaction originated by it is in compliance in all material respects with any applicable usury laws at the time made and as of the time of sale to the Purchaser Trust pursuant to the Purchase Agreement to which Lender is a party; and

(f) The respective Lender has no actual knowledge of any defense to payment with respect to any TERI Loan included in the Subject Securitization Transaction originated by it nor is there any action before any state or federal court, administrative or regulatory body, pending against the Lender with regard to its TERI Loans in which an adverse result would have a material adverse effect upon the validity or enforceability of its TERI Loans.

ARTICLE 2
INDEMNIFICATION

2.01. Cross-Indemnification. Each Lender (an “Indemnifying Party”) hereby agrees to indemnify, hold harmless and defend each other and such other Lender’s respective officers, directors, employees, attorneys, agents (not including any Participating Institution or the servicer of any TERI Loan) and each person who controls such other Lender within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively and severally, the “Indemnified Parties”), from and against any and all claims, obligations, penalties, actions, suits, judgments, costs, disbursements, losses, liabilities and/or damages (including, without limitation, reasonable external attorneys’ fees and the allocated costs of internal salaried attorneys) of any kind whatsoever which may at any time be imposed on, assessed against or incurred by any such Indemnified Party in any way relating to or arising out of the material inaccuracy or incompleteness of any representation or warranty made by the Indemnifying Lender hereunder or the material inaccuracy or incompleteness of any representation or warranty made by the Indemnifying Lender to any Participating Institution in connection with the TERI Program or the Subject Securitization Transaction. The indemnity provided by each Indemnifying Lender hereunder is in addition to any liability which such Lender may otherwise have to the Indemnified Parties, at law, in equity or otherwise, in connection with the Subject Securitization Transaction.

2.02. Procedure for Indemnification. In case any proceeding (including any governmental investigation) shall be instituted against any Indemnified Party in respect of which indemnity is sought pursuant to Section 2.01, such Indemnified Party shall promptly notify the applicable Indemnifying Party in writing. The Indemnifying Party, upon request of the Indemnified Party, shall acknowledge its obligation, subject to the terms hereof, to indemnify the Indemnified Party in writing and shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and the Indemnifying Party shall pay the fees and disbursements of such counsel related to such proceeding, within a reasonable period of time after such fees and disbursements are billed by such counsel. If the Indemnifying Party fails to acknowledge its obligation, subject to the terms hereof, to indemnify in writing or fails to retain such counsel within a reasonable period of time after such notice was given, then the Indemnified Party shall have the right to retain its own counsel, and the fees and expenses of such counsel shall be at the expense of the Indemnifying Party. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the preceding sentence is applicable, (b) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (c) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.

2.03. Settlements of Proceedings. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party, without the prior written consent of the Indemnified Party, shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject of such proceeding.

ARTICLE 3
MISCELLANEOUS

3.01. Notices. All demands, notices and communications upon or to any Lender under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to such Lender at its address set forth below or to such other address as may hereafter be furnished by such Lender to the other Lenders hereunder in writing, and shall be deemed to have been duly given upon receipt.

If to Co-Lender:

with a copy to:

If to Bank of America, N.A.:

______________

With a copy to:

Laura Rogers
800 Market Street
11th Floor
St Louis, MO 63101

3.02. Successors and Assigns. This Agreement is binding on the Lenders and their respective successors and assigns. No Lender shall assign its rights or obligations under this Agreement without the prior written consent of all other Lender hereunder, other than to its wholly owned affiliate, and any assignment in violation of this prohibition shall be automatically deemed null and void.

3.03. Arbitration. The parties acknowledge that this Agreement evidences a transaction involving interstate commerce. Any controversy or claim arising out of or relating to this Agreement, or the breach of the same, shall be settled through consultation and negotiation in good faith and a spirit of mutual cooperation for up to fifteen (15) days commencing on the date when one party gives written notice to the other party of any controversy or claim. However, if those attempts fail, the parties agree that any misunderstandings or disputes arising from this Agreement shall be decided by binding arbitration which shall be conducted, upon request by either party, in New York, New York or such other mutually agreed upon location, before one (1) arbitrator designated by the American Arbitration Association (the “AAA”), in accordance with the terms of the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act (Title 9 of the United States Code). Notwithstanding anything herein to the contrary, either party may proceed to a court of competent jurisdiction to obtain equitable relief at any time.

3.04. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.05. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

3.06. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

3.07. Amendment. This Agreement may not be amended nor terms or provisions hereof waived unless such amendment or waiver is in writing and signed by all parties hereto.

3.08. No Waiver. No delay or failure by any party to exercise any right, power or remedy hereunder shall constitute a waiver thereof by such party, and no single or partial exercise by any party of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

3.09. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.

3.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflict of laws doctrine.

3.11. No Third Party Beneficiaries. This Agreement is made and entered into for the protection and legal benefit of the parties hereto, their permitted successors and assigns, and each and every Indemnified Party, and no other person shall be a direct or indirect beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

CO-LENDER(S)

By:
Print Name:
Title:

BANK OF AMERICA, N.A.

By:
Print Name:
Title:

EXECUTION COPY
EXHIBIT C TO NOTE PURCHASE AGREEMENT
INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Agreement”) is made ____________________, 2000, by and among [NAME OF PURCHASER TRUST (the “Trust”), The First Marblehead Corporation (“First Marblehead”), and BANK OF AMERICA N.A. (“B of A”).

WITNESSETH:

WHEREAS, pursuant to that certain Note Purchase Agreement dated April 30, 2001 (the “Note Purchase Agreement”) between First Marblehead, as purchaser, and B of A, B of A will sell to the Trust and the Trust will purchase from B of A certain Bank of America GATE Loans (“Contracts”);

WHEREAS, contemporaneously with the transactions contemplated by the Note Purchase Agreement, the Trust will sell securities backed by a pool consisting of the Contracts (the “Securitization”);

WHEREAS, First Marblehead assists the Trust in the Securitization process; and

WHEREAS, the parties wish to set forth their agreements with respect to certain aspects of the Securitization, on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

SECTION 1.01. Definitions. Capitalized terms used herein without definition have the meanings assigned thereto in the Note Purchase Agreement. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Agreement” means this Indemnification Agreement, as it may be amended from time to time.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“B of A Information” means solely the information set forth [to be determined]

“Indemnified Party” has the meaning set forth in Section 4.03.

“Indemnifying Party” has the meaning set forth in Section 4.03.

“Offering Materials” means: (a) any private placement memoranda and any other offering material given in connection with a sale or offer to sell, whether or not such sale or offer to sell was required to be registered under the Securities Act, and (b) any Registration Statement filed with the Commission pursuant to which any Contract or interest therein is sold or offered for sale, including the Prospectus relating thereto and any preliminary prospectuses and amendments and supplements to such Registration Statement, Prospectus and preliminary prospectus, including post-effective amendments and all exhibits and all material incorporated by reference therein.

“Prospectus” has the meaning given to such term in the Securities Act.

“Registration Statement” has the meaning given to such term in the Securities Act.

“Securities” means securities backed by the pool of Contracts that are to be issued by the Trust.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Transaction Documents” means the Note Purchase Agreement and the Pool Supplement issued pursuant thereto.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

Each of the Trust and First Marblehead jointly and severally represents and warrants to B of A, and B of A hereby represents and warrants to the Trust and First Marblehead, as of the date hereof and the Purchase Date, as follows:

(1) It is a corporation, business trust, or, in the case of B of A, a national banking association, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and it has the corporate power to own its assets and to transact the respective business in which it is currently engaged. It is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other);

(2) It has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business and its type of organization requires such licenses or approvals unless the failure to obtain any such licenses or approvals would have no material adverse effect on the ability of such party to fulfill its obligations hereunder;

(3) It has the power and authority to execute and deliver this Agreement and to carry out the terms hereof; and the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary action;

(4) This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies, and except as enforcement of any terms relating to indemnification may be limited by applicable securities law;

(5) For B of A and the Trust only, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its governing documents, or any material indenture, agreement or other instrument to which it is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties; and

(6) There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (1) asserting the invalidity of this Agreement (2) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (3) seeking any determination or ruling that is likely to materially and adversely affect the performance by it of its obligations hereunder or the validity and enforceability of this Agreement.

ARTICLE 3
CONDITIONS TO CLOSING
[Intentionally Omitted]

ARTICLE 4
INDEMNIFICATION

SECTION 4.01. Indemnification by First Marblehead and the Trust. The Trust and First Marblehead jointly and severally agree to indemnify, hold harmless and defend B of A, its officers, directors, employees, attorneys, agents and each Person who controls B of A within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(a) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in any Offering Materials under the heading, [to be determined] [“Method of Distribution”] or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such inaccuracy, if such settlement is effected with the written consent of the Trust and First Marblehead; and

(c) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the B of A) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such inaccuracy, to the extent that any such expense is not paid under (a) or (b) above.

This indemnity agreement will be in addition to any liability which the Trust and First Marblehead may otherwise have.

SECTION 4.02. Indemnification by B of A. B of A agrees to indemnify and hold harmless the Trust and First Marblehead and each person, if any, who controls NCT or First Marblehead within the meaning of Section 15 of the Securities Act of 1933, as amended (the “1993 Act”), as follows:

(a) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the B of A Information (or any amendment or supplement thereto approved in writing by B of A) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such inaccuracy, if such settlement is effected with the written consent of B of A; and

(c) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Trust and First Marblehead) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such inaccuracy, to the extent that any such expense is not paid under (a) or (b) above.

This indemnity agreement will be in addition to any liability which B of A may otherwise have.

SECTION 4.03. Procedure for Indemnification. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.01 or 4.02, such Person (hereinafter called the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “Indemnifying Party”) in writing. The Indemnifying Party, upon request of the Indemnified Party, shall acknowledge its obligation, subject to the terms hereof, to indemnify the Indemnified Party in writing and shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and the Indemnifying Party shall pay the fees and disbursements of such counsel related to such proceeding, as and when such fees and disbursements are billed by such counsel. If the Indemnifying Party fails to acknowledge its obligation, subject to the terms hereof, to indemnify in writing or fails to retain such counsel within a reasonable period of time after such notice was given, then the Indemnified Party shall have the right to retain its own counsel, and the fees and expenses of such counsel shall be at the expense of the Indemnifying Party. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the preceding sentence is applicable, (b) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (c) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.

SECTION 4.04. Settlements of Proceedings. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party, without the prior written consent of the Indemnified Party, shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

SECTION 4.05. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 4.01 and 4.02 hereof is for any reason held to be unenforceable by the Indemnified Parties although applicable in accordance with its terms, B of A, on the one hand, and the Trust and First Marblehead, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated in Sections 4.01 and 4.02 that are incurred by B of A, the Trust and First Marblehead in such proportions that (i) the Trust and First Marblehead shall be responsible for that portion represented by the percentage that the gross fee earnings of First Marblehead in the Securitization bear to the sum of such fees and the purchase price paid by the Trust for the Contracts, and (ii) B of A shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Trust, First Marblehead and B of A agree that it would not be just and equitable if contribution pursuant to this Section 4.05 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party pursuant to Section 4.01 or 4.02 shall be deemed to include, subject to the limitations set forth above, any legal or other expense reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5
MISCELLANEOUS

SECTION 5.01. Notices. All demands, notices and communications upon or to B of A, the Trust and First Marblehead under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) The First Marblehead Corporation, 30 Little Harbor, Marblehead, MA 01945; (b) [ADDRESS FOR PURCHASER TRUST], (c) B of A _____________________
_________________________________, or such other address as may hereafter be furnished to the other parties in writing.

SECTION 5.02. Successors and Assigns. This Agreement is binding on B of A’s, the Trust’s and First Marblehead’s successors and assignees. Each party hereto agrees that it will not assign this Agreement without the other parties’ prior written consent.

SECTION 5.03. Arbitration.

(a) Any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party, be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association (“AAA”). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitratable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(b) No provision of this Section 5.03 shall limit the right of any party to this Agreement to exercise self-help remedies such a setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.

SECTION 5.04. Costs and Attorneys’ Fees. In the event of a lawsuit or arbitration proceeding arising out of or relating to this Agreement, the prevailing party is entitled to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

SECTION 5.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5.06. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 5.07. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 5.08. Limitation of Recourse to the Trust. Notwithstanding any provision of this Agreement to the contrary, all obligations of the Trust under this Agreement shall be payable only from the rights of the Trust in the Contracts. No recourse shall be had against the general funds of the Trust, nor against any income or proceeds of the Contracts not available, in accordance with the Trust Instrument, for distribution. To the extent that the interests of the Trustee and the bond holders under the Trust Instrument are fully satisfied, or if proceeds of the Contracts are otherwise distributed to the owners of the Trust free and clear of claims of said Trustee (as defined in the Trust Instrument), claims against the Trust may be satisfied from the Contracts or the distributable proceeds thereof.

BANK OF AMERICA NA

By:
Print Name:
Title:

[NAME OF PURCHASER TRUST] By: [NAME OF TRUSTEE], not in its individual capacity but solely in its capacity as Trustee

By:
Print Name:
Title:

THE FIRST MARBLEHEAD CORPORATION

By:
Print Name:
Title:

EXHIBIT D

CERTIFICATE
OF
BANK OF AMERICA, N.A.

This Certificate is being delivered to Thacher Proffitt & Wood (“TPW”) for reliance hereon by TPW in rendering its opinion letter to which this Certificate is annexed, dated the date hereof (the “Opinion Letter”). The undersigned understands, acknowledges and agrees that the facts set forth in the Opinion Letter have been relied upon by TPW in rendering the Opinion Letter and by each addressee thereof and other parties to the transactions to which the Opinion Letter relates in the consummation of those transactions. Capitalized terms not defined herein have the meanings assigned to them in the Opinion Letter and the Agreements. The undersigned hereby represents, warrants, covenants and certifies, after reasonable investigation and review and consultation as appropriate with its attorneys and independent accountants, as follows:

1. The transfers pursuant to the Agreements of the Student Loans by the Bank to the Trust were intended to constitute sales. Those transfers will be reported as such in the general ledgers and other accounting records, and in any separate unconsolidated financial statements of the Bank. Those transfers (i) were intended to constitute a sale of the Student Loans and will be reported as such under United States generally accepted accounting principles (“GAAP”) and for United States federal income tax purposes such that the Student Loans will no longer be included in any consolidated financial statements in which the financial statements of the Bank are included and (ii) meet all of the requirements for such accounting and tax treatment, except that the undersigned makes no representation, warranty, covenant or certification herein as to whether any requirement under GAAP that the Student Loans have been legally isolated from the Bank has been satisfied, which requirement is the subject of the Opinion Letter.

2. Except as described in the Agreements and the Opinion Letter, neither the Bank nor any affiliate thereof now has or intends to acquire at any time any other direct or indirect ownership or other economic interest in, or other right or obligation with respect to, any Student Loan or security backed thereby.

3. The Agreements have been approved by the Board of Directors of the Bank acting through its Finance Committee pursuant to resolutions dated ___________ and a written consent of the Finance Committee effective as of _____________, which approval is reflected in the minutes of the Board of Directors of the Bank and its Finance Committee, and copies thereof will be maintained continuously from the time of execution in the official records of the Bank.

4. The factual statements in the Opinion Letter are accurate, including with limitation the following:

(i) Pursuant to [the 2000 Student Loan Purchase Agreement,] [the 2000 Pool Supplement,] [the 2001 Student Loan Purchase Agreement] [and the 2001 Pool Supplement,] the Bank sold 100% of its ownership interest in the Student Loans to the Trust for consideration consisting only of cash. Simultaneously with the transfer of ownership of the Student Loans to the Trust, pursuant to the Indenture the Trust assigned and granted a security interest in the Student Loans and certain other property to the Trustee as secured party on behalf of the holders of the Notes and the Bond Insurer. Except as described in the Agreements, the Bank has not acquired, and does not intend to acquire at any time, directly or indirectly any residual, equity or other ownership or economic interest, or any other right or obligation that could be determined to constitute recourse with respect to any Student Loan or Note.

(ii) The Notes are also entitled to the benefits of the Note Guaranty Insurance Policy with respect to amounts required to be available for distribution thereon. Neither the Bank or the Trust nor any affiliate of either has any liability to the Bond Insurer except for payment of the premium therefor, the Indemnity Agreement and for the usual and customary representations and warranties.

The undersigned has executed this Certificate as of the date of the Opinion Letter.

BANK OF AMERICA, N.A.

By:
Name:
Title:	Senior Vice President